As Filed with the Securities and Exchange Commission on September 23, 2008
Registration No.
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SMITH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	95-3822631
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employee Identification No.)
16740 East Hardy Road
Houston, Texas 77032
(281) 443-3370
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard E. Chandler, Jr.
Senior Vice President, General Counsel and Corporate Secretary
Smith International, Inc.
16740 East Hardy Road
Houston, Texas 77032
(281) 443-3370
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Eric A. Blumrosen
Gardere Wynne Sewell LLP
1000 Louisiana Street, Suite 3400
Houston, Texas 77002-5011
(713) 276-5533

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Amount to be Registered/
Proposed Maximum Offering Price per Security/
Title of Each Class of	Proposed Maximum Offering Price/
Securities to be Registered	Amount of Registration Fee
Debt Securities

Common Stock, par value $1.00 per share (together with the associated preferred share purchase rights)(2)	(1)

Units(3)

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices. Separate consideration may or may not be received for securities that are issued in units. In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all of the registration fee, except for $26,482 that has already been paid with respect to $500,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-127677, and were not sold thereunder.

(2)	Each share of Smith common stock includes a right to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $1.00 per share, pursuant to the Rights Agreement dated as of June 8, 2000, as amended, between Smith International, Inc. and First Chicago Trust Company of New York, as rights agent.

(3)	Units consist of any combination of debt securities or common stock, which may or may not be separable from one another.

PROSPECTUS

SMITH INTERNATIONAL, INC.

Debt Securities

Common Stock

Units Consisting of Any Combination of Debt Securities or Common Stock

We may offer and sell the securities listed above from time to time in one or more classes or series and in amounts, at prices and on terms that we will determine at the time of the offering.

This prospectus provides you with a general description of the securities that may be offered. We will provide specific terms of these securities and the manner in which we will sell them in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities.

Investing in any of our securities involves risk. You should consider the risk factors described in any accompanying prospectus supplement or any of the documents we incorporate by reference.

Our common stock is listed on the New York Stock Exchange under the trading symbol “SII.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated September 23, 2008.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any dealer, salesman or other person to provide you with additional or different information. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus or any prospectus supplement or in any document incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

ABOUT THE PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may, over time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the offering and the securities being offered at that time. A prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any accompanying prospectus supplement together with the additional information, described under the heading “Where You Can Find More Information.”

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any prospectus supplement to “Smith,” “Company,” “we,” “us,” and “our” mean Smith International, Inc. and its subsidiaries, on a consolidated basis, unless the context requires otherwise.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus does not contain all of the information included in the registration statement and all of the exhibits and schedules thereto. For further information about the registrants, you should refer to the registration statement. Summaries of agreements or other documents in this prospectus are not necessarily complete. Please refer to the exhibits to the registration statement for complete copies of such documents.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330.

Our common stock is listed on the New York Stock Exchange under the trading symbol “SII.” Our reports, proxy statements and other information may be read and copied at the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we terminate this offering:

•	our annual report on Form 10-K for the year ended December 31, 2007;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008;

•	our current reports on Form 8-K filed with the SEC on April 29, 2008, May 19, 2008, June 5, 2008, June 25, 2008, July 22, 2008, August 15, 2008 and August 25, 2008;

•	the description of our common stock contained in our registration statement on Form 8-B, as filed with the SEC on May 25, 1983, as amended by Form 8 filed on August 26, 1991, including any additional amendments that we may have filed in the past, or may file in the future, for the purpose of updating the description of our common stock; and

•	the description of our preferred share purchase rights set forth in our registration statement on Form 8-A12B, filed with the SEC on June 15, 2000, including all amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing us at the following address or calling us at the following number:

Smith International, Inc.
16740 East Hardy Road
Houston, Texas 77032
Attention: Investor Relations
(281) 443-3370

FORWARD-LOOKING STATEMENTS

Certain matters discussed in this prospectus, any prospectus supplement and the documents we incorporate by reference herein and therein are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements can generally be identified as such because of the context of the statement or because the statement will include words such as we “intend,” “plan,” “may,” “should,” “will,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “continue,” “potential,” “opportunity,” “project,” similar terms or words of similar import. Similarly, statements that describe our future plans, objectives or goals or future revenues or other financial metrics are also forward-looking statements. These statements are based on certain assumptions and analyses that we believe are appropriate under the circumstances. Management believes these forward-looking statements are reasonable. However, we cannot guarantee that we actually will achieve these plans, intentions or expectations. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update or revise any of them in light of new information, future events or otherwise. Such forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those anticipated as of the date of this prospectus, any prospectus supplement or the documents we incorporate by reference herein and therein, as applicable. These risks, uncertainties and factors that could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	general economic and business conditions;

•	the level of oil and natural gas exploration and development activities;

•	global economic growth and activity;

•	political stability of oil-producing countries;

•	finding and development costs of operations;

•	decline and depletion rates for oil and natural gas wells;

•	seasonal weather conditions;

•	industry conditions; and

•	changes in laws or regulations.

These risks and uncertainties, along with the risk factors discussed in the prospectus supplement or the documents we incorporate by reference, should be considered in evaluating the forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements in this section. You should not unduly rely on these forward-looking statements, which speak only as of the date such statements are made. You should, however, review the factors and risks we describe in the reports we file from time to time with the SEC.

ABOUT OUR COMPANY

Smith International, Inc. is one of the largest global providers of products and services used by operators during the drilling, completion and production phases of oil and natural gas development activities. We provide a comprehensive line of technologically-advanced drilling-related product offerings, including drilling fluid systems, environmental and waste-management services, three-cone and diamond drill bits, drilling tubulars as well as directional drilling, measurement-while-drilling and logging-while-drilling services. We also provide a broad range of products and services used by exploration and production companies to complete and produce wells, including completion fluids and tools, oilfield production chemicals, coiled tubing services, liners and packers. Our distribution operations provide supply-chain management solutions through an extensive North American branch network providing pipe, valves and fittings as well as mill, safety and other maintenance products.

Smith International, Inc. was incorporated in the state of California in January 1937 and reincorporated under Delaware law in May 1983. Our executive offices are headquartered at 16740 East Hardy Road, Houston, Texas 77032 and our telephone number is (281) 443-3370. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 are made available free of charge on our Internet website at www.smith.com as soon as reasonably practicable after we have electronically filed such material with, or furnished it to, the SEC. Our Corporate Governance Guidelines, Code of Business Conduct and Ethics and the charters of the Audit Committee, Compensation and Benefits Committee and Nominating and Corporate Governance Committee are also available on the Investor Relations section of our Internet website. We intend to disclose on our website any amendments or waivers to our Code of Business Conduct and Ethics that are required to be disclosed pursuant to Item 5.05 of Form 8-K. Printed copies of these documents are available to stockholders upon request.

USE OF PROCEEDS

Unless we specify otherwise in a prospectus supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes, including working capital, the repayment or refinancing of our indebtedness, future acquisitions and capital expenditures. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in a prospectus supplement. A description of any indebtedness to be refinanced with the proceeds from the sale of the securities will be set forth in a prospectus supplement. Until we apply the net proceeds for specific purposes, we may invest the net proceeds in short-term or marketable securities.

RATIO OF EARNINGS TO FIXED CHARGES

Our unaudited ratio of earnings to fixed charges for the periods indicated are set forth below.

	Six Months Ended June 30,		Years Ended December 31,
	2008	2007	2007	2006	2005	2004	2003

Ratio
Ratio of earnings to fixed charges(1)	19.45	15.67	16.66	14.78	12.76	9.50	7.02
Ratio of earnings to fixed charges, as adjusted(2)	17.31	13.85	14.74	13.15	10.84	7.80	5.49

(1)	For purposes of computing the ratio of earnings to fixed charges, “earnings” consist of “income before income taxes and minority interests,” which includes earnings allocable to the minority interest ownership partners, plus fixed charges. “Fixed charges” consist of interest expensed and capitalized, amortized discounts and capitalized expenses related to indebtedness and the portion of rental expense estimated to represent a reasonable approximation of the interest component.

(2)	We derive a substantial portion of our earnings from M-I SWACO and other majority-owned joint venture operations, which are properly consolidated for financial reporting purposes. We have supplemented the required disclosure and adjusted the Ratio of Earnings to Fixed Charges calculation to eliminate our minority partners’ ownership interest in “earnings” and “fixed charges” in order to reflect coverage levels on a Company-only basis. The Ratio of Earnings to Fixed Charges, as adjusted, should be viewed in addition to, and not as an alternative for, our consolidated ratio as presented in (1) above.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $1.00 per share, and 5,000,000 shares of preferred stock, par value $1.00 per share. As of September 17, 2008, there were 218,854,442 shares of our common stock outstanding, net of shares held in treasury, and held of record by approximately 1,785 stockholders, and no shares of preferred stock were outstanding. On such date, 1,170,365 shares of our common stock were subject to outstanding options, 1,055,456 shares of common stock were subject to outstanding performance-based restricted stock units, 813,280 shares of common stock were subject to outstanding time-based restricted stock units, and 5,130,762 shares of common stock were unassigned and available for grant.

The following description of the terms of our common stock and preferred stock is not complete and is qualified in its entirety by reference to our restated certificate of incorporation, as amended, and our amended and restated bylaws, each of which is filed as an exhibit to the registration statement of which this prospectus is a part.

Common Stock

Holders of our common stock are entitled to receive dividends declared by the board of directors out of funds legally available for the payment of dividends, subject to the rights of holders of preferred stock. In the first two fiscal quarters of 2008, we declared a dividend of $0.12 per share per quarter, increased from $0.10 per quarter in each fiscal quarter of 2007 and $0.08 per quarter in each fiscal quarter of 2006. Each holder of our common stock is entitled to one vote per share. Upon any liquidation, dissolution or winding-up of our business, the holders of our common stock are entitled to share equally in all assets available for distribution after payment of all liabilities and provision for liquidation preference of any shares of preferred stock then outstanding. The holders of our common stock have no preemptive rights and no rights to convert their common stock into any other securities. There are also no redemption or sinking fund provisions applicable to our common stock.

Our common stock is listed on the New York Stock Exchange under the symbol “SII.” The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the following terms of the preferred stock:

•	designations, powers, preferences and privileges;

•	relative participating, optional or special rights; and

•	the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences.

Any or all of these rights may be greater than the rights of our common stock. Our board of directors has designated 650,000 shares of preferred stock “Series A Junior Participating Preferred Stock,” which shares are issuable upon certain events specified in Smith’s rights plan, as described below.

Our board of directors, without stockholder approval, may issue preferred stock with voting, conversion or other rights that could negatively affect the voting power and other rights of the holders of common stock. Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control of Smith or make it more difficult to remove Smith’s management. Additionally, the issuance of our preferred stock may have the effect of decreasing the market price of our common stock.

Rights Plan

On June 8, 2000, we adopted a Rights Agreement. As part of the Rights Agreement, our board of directors declared a dividend of one junior participating preferred share purchase right for each share of our common stock outstanding on June 20, 2000. Our board of directors also authorized the issuance of one share purchase right for each share of our common stock issued after June 20, 2000 until the occurrence of certain events.

The share purchase rights are exercisable upon the occurrence of certain events related to a person acquiring or announcing the intention to acquire beneficial ownership of 20% or more of our common stock. In the event any person becomes an acquiring person, each holder (except an acquiring person) of a share purchase right will be entitled to purchase, at an effective exercise price of $87.50, subject to adjustment, shares of our common stock having a market value of twice the share purchase right’s exercise price. The acquiring person will not be entitled to exercise these share purchase rights. In addition, if at any time after a person has become an acquiring person, we are involved in a merger or other business combination transaction, or sell 50% or more of our assets or earning power to another entity, each share purchase right will entitle its holder to purchase, at an effective exercise price of $87.50, subject to adjustment, shares of common stock of the other entity having a value of twice the share purchase right’s exercise price. After a person or group becomes an acquiring person, but before an acquiring person owns 50% or more of our common stock, our board of directors may extinguish the share purchase rights by exchanging one share of common stock, or an equivalent security, for each share purchase right, other than share purchase rights held by the acquiring person.

In the event the share purchase rights become exercisable and sufficient shares of our common stock are not authorized to permit the exercise of all outstanding share purchase rights, we are required under the Rights Agreement to take all necessary action including, if necessary, seeking stockholder approval to obtain additional authorized shares.

The share purchase rights are subject to redemption at the option of our board of directors at a price of one-quarter of a cent per share purchase right until the occurrence of certain events. The share purchase rights currently trade with our common stock, have no voting or dividend rights and expire on June 8, 2010.

Delaware Law Anti-takeover Provisions

As a Delaware corporation, we are subject to the provisions of Section 203 of the Delaware General Corporation Law. Under Section 203, we generally would be prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that the stockholder became an interested stockholder unless:

•	prior to this time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers, and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to such time, the business combination is approved by our board of directors and authorized at an annual or special meeting of our stockholders, and not by written consent, by the affirmative vote of at least 662/3% of the outstanding voting stock that is not owned by the interested stockholder.

Under Section 203, a “business combination” includes:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of a corporation’s assets involving the interested stockholder;

•	any transaction that results in the issuance or transfer by the corporation of any of its stock to the interested stockholder, subject to limited exceptions;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation’s capital stock beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding Smith voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Restated Certificate of Incorporation and Bylaw Provisions

Various provisions contained in our restated certificate of incorporation and amended and restated bylaws could delay or discourage some transactions involving an actual or potential change in control of Smith or our management and may limit the ability of our stockholders to remove current management or approve transactions that our stockholders may deem to be in their best interests. These provisions:

•	authorize our board of directors to establish one or more series of undesignated preferred stock, the terms of which can be determined by our board of directors at the time of issuance;

•	divide our board into three classes of directors, with each class serving a staggered three-year term;

•	require that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing;

•	provide an advanced written notice procedure with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors;

•	state that special meetings of our stockholders may be called only by our board of directors, the chairman of our board of directors, our chief executive officer, our president, our secretary or any two other officers of our company;

•	provide that certain provisions of our restated certificate of incorporation can be amended only by supermajority vote of the outstanding shares; and

•	allow our directors, and not our stockholders, to fill vacancies on our board of directors, including vacancies resulting from removal or enlargement of our board.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities that will be issued pursuant to an indenture, dated as of September 8, 1997, between us and The Bank of New York Mellon, as trustee. We may supplement the indenture by supplemental indentures in order to issue new debt securities, change the provisions of the indenture or alter previously issued debt securities. The following is a summary of certain provisions of the indenture and does not contain all of the information that may be important to you. You should read all provisions of the indenture carefully, including the definitions of terms, before you decide to invest in the debt securities. If we refer to particular sections or defined terms of the indenture, we mean to incorporate by reference those sections or defined terms of the indenture. We filed a copy of the indenture as Exhibit 4.1 to our Registration Statement on Form S-3 dated August 22, 1997 (Registration No. 333-34249). See “Where You Can Find More Information.”

General

The debt securities will rank equally with all of our other existing and future unsecured and unsubordinated indebtedness. The following securities have been issued and are outstanding under the indenture:

•	$275,000,000 in aggregate principal amount of 6% senior notes of which $275,000,000 is outstanding and due June 2016; and

•	$250,000,000 in aggregate principal amount of 6.75% senior notes of which $220,000,000 is outstanding and due February 2011.

The indenture does not limit the amount of debt securities that we may issue. We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or with an original issue discount. The prospectus supplement will set forth the initial offering price, the aggregate principal amount and the following terms of the debt securities:

•	the title;

•	any limit on the aggregate principal amount of a particular series;

•	the date or dates that principal is payable;

•	the rate or rates of interest and, if applicable, the method used to determine the rate or rates of interest, if any, the date or dates from which interest will accrue, the dates that interest will be payable and the record date for the payment of interest;

•	the place or places where principal and interest will be payable;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option;

•	our obligation, if any, to redeem, repurchase or repay the debt securities pursuant to any sinking fund or similar provisions or at the option of a holder thereof and the period, price and terms and conditions for redemption, repurchase or repayment;

•	the provisions, if any, for the defeasance of the debt securities;

•	the denominations, if other than denominations of $1,000 and any integral multiple thereof;

•	the amount of principal that will be payable upon acceleration, if other than the entire principal amount;

•	the currency of denomination;

•	the designation of the currency or currencies in which payment of principal and interest will be made;

•	if payments of principal or interest are to be made in a currency other than the denominated currency, how the exchange rate will be determined;

•	how the payments of principal or interest will be determined if by reference to an index based on a currency or currencies other than originally denominated or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any addition to or change in the events of default or covenants with respect to the debt securities; and

•	any other terms that will not be inconsistent with the provisions of the indenture.

Form, Exchange, Registration and Transfer; Payment; Book-Entry

We will issue the debt securities in registered form. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require the payment of any tax or other governmental charge payable for that registration.

Debt securities of any series will be exchangeable for other debt securities of the same series with the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the registrar. The registrar will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

We will appoint the trustee under the indenture as registrar for our debt securities issued under that indenture. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional registrars for any series of debt securities.

Unless we inform you otherwise in a prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee or any paying agent we designate. At our option, we may make payments by check mailed to the holder’s registered address or by wire transfer for global debt securities. Unless we inform you otherwise in a prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in a prospectus supplement, the trustee under the indenture will be designated as our paying agent for payments on debt securities issued under the indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

In most cases, the trustee and paying agent will repay to us upon written request any funds held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment.

We may issue debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

No Protection in the Event of a Change of Control

Unless otherwise set forth in the prospectus supplement, the debt securities will not contain any provisions that protect the holders of the debt securities in the event of a change of control of us or in the event of a highly leveraged transaction, whether or not such transaction results in a change of control of us.

Certain Covenants

The indenture does not contain any restrictions on our payment of dividends or any financial covenants. The indenture does not contain provisions that would afford holders of the debt securities protection in the event of a transfer of assets to a Subsidiary and incurrence of unsecured debt by that Subsidiary, or in the event of a decline in our credit quality resulting from highly leveraged or other similar transactions involving us.

Limitation on Indebtedness Secured by a Lien.  The indenture provides that neither we nor any Subsidiary will create, assume, guarantee or suffer to exist any Indebtedness secured by any lien, pledge, mortgage, security interest, conditional sale or other title retention agreement or other similar encumbrance (“Lien”) on any Principal Property unless we secure or cause our Subsidiary to secure the debt securities equally and ratably with, or prior to, the secured Indebtedness. This restriction will not apply to Indebtedness secured by:

•	Liens on any Principal Property of any Person that exists prior to the time (A) that Person becomes a Subsidiary, (B) that Person merges into or consolidates with a Subsidiary or (C) a Subsidiary merges into or consolidates with that Person in a transaction in which that Person becomes a Subsidiary, provided that the Liens were not created in anticipation of or in connection with any transaction described in clauses (A), (B) or (C);

•	Liens in favor of us or a Subsidiary;

•	Liens on any Principal Property in favor of the United States of America or any state or political subdivision of the United States, or in favor of any other country or any political subdivision of any other country, to secure payment under any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or part of the purchase price or the cost of construction or improvement of the Principal Property subject to those Liens;

•	Liens on any Principal Property subsequently acquired by us or any Subsidiary, contemporaneously with the acquisition of the Principal Property or within 180 days after that acquisition, to secure or provide for the payment of any part of the purchase price, construction or improvement of the Principal Property, or Liens assumed by us or any Subsidiary upon any Principal Property subsequently acquired by us or any Subsidiary that existed at the time of the acquisition of the Principal Property, provided that the amount of any Indebtedness secured by any Lien created or assumed does not exceed the cost to us or our Subsidiary, as the case may be, of the Principal Property covered by that Lien;

•	Liens existing on the date of issuance of the debt securities;

•	Liens representing the extension, renewal or refunding of any Lien referred to in the preceding clauses and the Indebtedness secured by those Liens;

•	Liens for taxes and governmental charges not yet due or that are being contested in good faith;

•	pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements; and

•	any other Lien, so long as the aggregate of all Indebtedness secured by such Liens and the aggregate Value of the Sale and Lease-Back Transactions in existence at that time, not including those in connection with which we have voluntarily retired funded Indebtedness as provided in the indenture, does not exceed 10% of the Consolidated Net Tangible Assets of us and our Subsidiaries. (Indenture Section 10.7).

Limitation on Sale and Lease-Back Transactions.  The indenture provides that neither we nor any Subsidiary will enter into any Sale and Lease-Back Transaction with respect to any Principal Property unless either:

•	we or any Subsidiary would be entitled, under our covenant relating to “Limitation on Indebtedness Secured by a Lien,” to create, assume, guarantee or suffer Indebtedness secured by a Lien under any provision of the first five clauses in the preceding paragraph or to incur Indebtedness in a principal amount equal to or exceeding the Value of the Sale and Lease-Back Transaction secured by a Lien on the property to be leased without equally and ratably securing the securities; or

•	we or any Subsidiary, within 120 days after the effective date of the transaction, apply an amount equal to the greater of (1) the net proceeds of the sale of the property subject to the Sale and Lease-Back Transaction and (2) the Value of the Sale and Lease-Back Transaction, to the voluntary retirement of our Indebtedness, which may include the debt securities. (Indenture Section 10.8).

Certain Definitions

“Capital Stock” is defined in the indenture to mean any and all shares, interests, participations or other equivalents in the equity interest in any Person and any rights (other than debt securities convertible into an equity interest), warrants or options to subscribe for or to acquire an equity interest in such Person.

“Consolidated Net Tangible Assets” is defined in the indenture to mean total consolidated assets of us and our Subsidiaries, less (i) current liabilities of us and our Subsidiaries, and (ii) the net book amount of all intangible assets of us and our Subsidiaries.

“Consolidated Subsidiary” is defined in the indenture to mean at any date any Subsidiary the accounts of which are consolidated with ours for financial reporting purposes.

“Indebtedness” is defined in the indenture to mean (i) long-term liabilities representing borrowed money or purchase money obligations as shown on the liability side of a balance sheet, other than liabilities evidenced by obligations under leases, (ii) indebtedness secured by any Lien existing on property owned subject to that Lien, whether or not the secured indebtedness has been assumed and (iii) contingent obligations in respect of, or to purchase or otherwise acquire, any indebtedness of others described in the foregoing clauses (i) or (ii) above, including guarantees and endorsements, other than for purposes of collection in the ordinary course of business of any indebtedness.

“Person” is defined in the indenture to mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or any other entity.

“Principal Property” is defined in the indenture to mean any manufacturing plant, processing plant or any mining facility or property owned or leased by us or any Subsidiary, any Capital Stock or Indebtedness of a Subsidiary or any other property or right owned by or granted to us or any Subsidiary and used or held for use in any of the principal businesses conducted by us or any Subsidiary, except for any such property or right which, in the opinion of our Board of Directors as set forth in a Board resolution adopted in good faith, is not material to the total business conducted by us and our Subsidiaries considered as one enterprise.

“Sale and Lease-Back Transaction” is defined in the indenture to mean the leasing by us or a Subsidiary for a period of more than three years of any Principal Property that has been sold or is to be sold or transferred by us or any Subsidiary to any party, other than us or a Subsidiary.

“Significant Subsidiary” is defined in the indenture to mean any Subsidiary (i) which, as of the close of our fiscal year immediately preceding the date of determination, contributed more than 10% of the consolidated net operating revenues of us and our consolidated Subsidiaries for such year or (ii) the total net tangible assets of which as of the close of such immediately preceding fiscal year exceeded 10% of the Consolidated Net Tangible Assets.

“Subsidiary” of a Person is defined in the indenture to mean (i) a corporation, a majority of whose Voting Stock is at the time, directly or indirectly, owned by that Person, by one or more subsidiaries of that Person or by that Person and one or more subsidiaries of that Person, (ii) a partnership in which that Person or a subsidiary of that Person is, at the date of determination, a general or limited partner of that partnership, but only if that Person or its subsidiary is entitled to receive more than 50% of the assets of that partnership upon its dissolution, or (iii) any other Person, other than a corporation or partnership, in which that Person, directly or indirectly, at the date of determination, has (a) at least a majority ownership interest or (b) the power to elect or direct the election of a majority of the directors or other governing body of that Person.

“Value” is defined in the indenture to mean, with respect to any Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds of the sale or transfer of the property leased pursuant to the Sale and Lease-Back Transaction and (ii) the fair value in the opinion of the Board of Directors of the property at the time of entering into the Sale and Lease-Back Transaction, subject to adjustment at any particular time for the length of the remaining initial lease term.

“Voting Stock” is defined in the indenture to mean all classes of Capital Stock of a Person then outstanding normally entitled to vote in elections of directors or Persons performing similar functions, whether at all times or only so long as no senior class of stock has voting power by reason of any contingency.

Consolidation, Merger and Sale of Assets

The indenture provides that we may not consolidate with or merge into any other corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any other party, unless, among other things:

•	the corporation formed by consolidation or into which we merge or the party that acquires by conveyance or transfer, or that leases our properties and assets substantially as an entirety, is organized and existing under the laws of the United States, any State of the United States or the District of Columbia and expressly assumes our obligations on the debt securities and under the indenture by means of an indenture supplemental to the indenture; and

•	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing. (Indenture Section 8.1).

Events of Default

The following are events of default under the indenture with respect to debt securities of any series:

•	default for 30 days in the payment of any interest on the debt securities;

•	default in the payment of the principal of or premium, if any, on the debt securities when due either at maturity or upon acceleration, redemption or otherwise;

•	default in the deposit of any sinking fund payment, when and as due by the terms of a debt security of that series;

•	default in the performance of any other of the covenants or warranties in the indenture applicable to us that shall not have been remedied for a period of 60 days after notice of default; and

•	the bankruptcy, insolvency or reorganization of us or any Significant Subsidiary. (Indenture Section 5.1)

Within 90 days after the occurrence of any default under the indenture, the trustee is required to notify the holders of the debt securities of the default unless, in the case of any default other than a default in the payment of principal of or premium, if any, or interest on any debt securities, a trust committee of the Board of Directors or responsible officers of the trustee in good faith considers it in the interest of the holders of the debt securities not to do so.

The indenture provides that if an event of default, other than an event of bankruptcy, insolvency or reorganization of us or any Significant Subsidiary, shall have occurred and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of any series then outstanding may declare the entire principal and accrued interest of the debt securities of such series to be due and payable immediately. If an event of bankruptcy, insolvency or reorganization of us or any Significant Subsidiary occurs, the principal amount shall automatically, and without any declaration or other action on the part of the trustee or any holder, become immediately due and payable. Any time after acceleration of the debt securities of any series has been made, but before a judgment or decree for the payment of money based on such acceleration has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of such series, may, under certain circumstances, rescind and annul the acceleration. The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past defaults under the indenture with respect to such series of debt securities, except defaults in payment of principal of or premium, if any, other than by a declaration of acceleration, or interest on the debt securities of such series or provisions that may not be modified or amended without the consent of the holders of all outstanding debt securities of such series.

We are required to furnish to the trustee annually a statement as to our performance of our covenants and agreements under the indenture.

Subject to certain conditions set forth in the indenture, the holders of a majority in principal amount of the then outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee under the indenture in respect of the debt securities. No holder of any debt securities of any series shall have any right to cause the trustee to institute any proceedings, judicial or otherwise, with respect to the indenture or any remedy thereunder unless, among other things, the holder or holders of debt securities shall have offered to the trustee reasonable indemnity against costs, expenses and liabilities relating to such proceedings.

The indenture provides that, in determining whether the holders of the requisite aggregate principal amount of the outstanding debt securities of any series have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action thereunder as of any date, debt securities owned by us or any affiliate of ours shall be disregarded and deemed not to be outstanding. In determining whether the trustee shall be protected in relying upon any request, demand, authorization, direction, notice, consent, waiver or other action, only debt securities that a responsible officer of the trustee actually knows to be so owned shall be so disregarded. Debt securities that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the trustee the pledgee’s right so to act with respect to those debt securities and that the pledgee is not us or any affiliate of ours.

Modification of the Indenture

The indenture provides that we, along with the trustee, may, without the consent of the holders, modify or amend the indenture in order to:

•	evidence the succession of another corporation to us and the assumption by any successor corporation of our covenants in the indenture and in the debt securities;

•	add to our covenants, agreements and obligations for the benefit of the holders of the debt securities;

•	add any additional events of default to the indenture;

•	add to or change any of the provisions of the indenture necessary to permit the issuance of the debt securities in bearer form, registrable as to principal, and with or without interest coupons;

•	evidence and provide for the acceptance of appointment under the indenture by a successor trustee; or

•	cure any ambiguity, or correct or supplement any provision of the indenture that may be inconsistent with any other provision of the indenture, provided the action does not adversely affect the interest of the holders of the debt securities. (Indenture Section 9.1).

We, along with the trustee, may modify or amend the indenture with the consent of the holders of a majority in aggregate principal amount of each series of the debt securities, except that no modification or amendment may, without the consent of the holders of all then outstanding series of debt securities:

•	change the due date of the principal of, or any installment of principal of or interest on, any debt securities of any series;

•	reduce the principal amount of, or any installment of principal or interest or rate of interest on, or any premiums payable on redemption of, any debt securities of any series;

•	reduce the principal amount of any debt securities of any series payable upon acceleration of the maturity of any debt securities;

•	change the place or the currency of payment of principal of, or any premium or interest on, any debt securities of any series;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt securities of any series on or after the due date thereof;

•	reduce the percentage in principal amount of debt securities of any series then outstanding, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

•	modify certain provisions of the indenture regarding the amendment or modification of, or waiver with respect to, any provision of the indenture or the debt securities of any series. (Indenture Section 9.2).

Discharge of the Indenture

The indenture will, upon our written request or order, cease to be of further effect, except as to any surviving rights of registration of transfer or exchange of debt securities expressly provided for in the debt securities, when:

•	either (A) all debt securities authenticated and delivered, other than (1) debt securities that have been destroyed, lost or stolen and that have been replaced or paid and (2) debt securities for whose payment money has been deposited in trust or segregated and held in trust by us and then repaid or discharged from the trust, have been delivered to the trustee for cancellation or (B) all the debt securities not delivered to the trustee for cancellation (1) have become due and payable, (2) will become due and payable at their stated maturity within one year or (3) are to be called for redemption within one year under arrangements satisfactory to the trustee, and we, in the case of (B)(1), (2) or (3), have deposited or caused to be deposited with the trustee, an amount in dollars sufficient to pay and discharge the entire indebtedness on the debt securities not delivered to the trustee for cancellation, for principal and premium, if any, and interest to the date of the deposit, in the case of debt securities that have become due and payable, or to the stated maturity or redemption date, as the case may be;

•	we have paid or caused to be paid all other sums payable by us under the indenture; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of the indenture have been complied with. (Indenture Section 4.1).

Defeasance and Covenant Defeasance

Defeasance and Discharge.  The indenture provides that we will be discharged from all our obligations with respect to the debt securities of any series, except for certain obligations to exchange or register the transfer of the debt securities of such series, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust, upon the deposit in trust for the benefit of the holders of the debt securities of such series of money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay any installment of principal of and any premium and interest on the debt securities of such series on the stated maturities in accordance with the terms of the indenture and the debt securities. This defeasance or discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of such series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge, and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred, accompanied by a ruling to that effect received from or published by the Internal Revenue Service. (Indenture Section 13.2).

Defeasance of Certain Covenants.  The indenture provides that we may omit to comply with some of the restrictive covenants described under the captions “Certain Covenants — Limitation on Indebtedness Secured by a Lien” and “Certain Covenants — Limitation on Sale and Lease-Back Transactions” above, and that the omission will be deemed not to be or result in an event of default in each case with respect to each series of debt securities. In order to do so, we will have to deposit, in trust for the benefit of the holders of the debt securities, money or U.S. government obligations, or both, which through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay any installment of the principal of and any premium and interest on the debt securities on the stated maturities in accordance with the terms of the indenture and the debt securities. We will also have to, among other things, deliver to the trustee an opinion of counsel to the effect that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of the deposit and defeasance of the obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit and defeasance had not occurred. In the event we exercise this option with respect to the debt securities and the debt securities are declared due and payable because of the occurrence of any event of default, the amount of money and U.S. government obligations deposited in trust will be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities upon any acceleration resulting from the event of default. In that case, we will remain liable for the payments.

The Trustee

The Bank of New York Mellon is the trustee under the indenture. Its address is One Wall Street, New York, N.Y. 10286. We have also appointed the trustee as the initial registrar and as the initial paying agent under the indenture.

The indenture contains limitations on the right of the trustee, should it become a creditor of ours, to obtain payment of claims in some cases, or to realize on property received in respect of any claim as security or otherwise. In the event the trustee acquires any conflicting interest, as defined in the Trust Indenture Act of 1939, however, it must eliminate the conflict or resign.

We maintain a banking relationship in the ordinary course of business with an affiliate of the trustee.

Governing Law

The indenture is, and the debt securities will be, governed by, and construed in accordance with, the internal laws of the State of New York, except as may otherwise be required by mandatory provisions of law, without regard to conflicts of laws principles thereof.

DESCRIPTION OF UNITS

We may offer units consisting of common stock and debt securities. We may issue the units as, and for the period of time specified in the units, the units may be transferable as, a single security only, as distinguished from the separate constituent securities comprising the units. Any units will be offered pursuant to a prospectus supplement that will:

•	identify and designate the title of any series of units;

•	identify and describe the separate constituent securities comprising the units;

•	set forth the price or prices at which the units will be issued;

•	describe, if applicable, the date on and after which the constituent securities comprising the units will become separately transferable;

•	provide information with respect to book-entry procedures, if any;

•	discuss applicable United States federal income tax considerations relating to the units; and

•	set forth any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

Any of the securities that may be offered pursuant to this prospectus may be sold in or outside the United States through underwriters or dealers, agents or directly to one or more purchasers.

Sale Through Underwriters or Dealers

If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change, from time to time, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If we use dealers in the sale of securities, the securities will be sold directly to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.

Direct Sales and Sales Through Agents

We may sell the securities directly.  In this case, no underwriters or agents would be involved. We may sell securities upon the exercise of rights that we may issue to our securityholders. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

We may sell the securities through agents we designate from time to time. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their business.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement relating to a specific offering of securities, the validity of the securities will be passed upon for us by Gardere Wynne Sewell LLP, 1000 Louisiana, Suite 3400, Houston, Texas 77002-5011. Legal counsel to any underwriters, agents or dealers may pass upon legal matters for them.

EXPERTS

The consolidated financial statements and related financial statement schedule incorporated in this Prospectus by reference from our current report on Form 8-K filed August 15, 2008, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which report expresses an unqualified opinion on the financial statements and financial statement schedule and includes an explanatory paragraph regarding our adoption of Statement of Financial Accounting Standard No. 123(R), Share-based Payment, on January 1, 2006, SFAS No. 158, “Employers Accounting for Defined Benefit Pension and Other Postretirement Plans” as of December 31, 2006, and Financial Accounting Standards Board Interpretation (“FASB”) No. 48, “Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109” on January 1, 2007) and express an unqualified opinion on the effectiveness of internal control over financial reporting. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The expenses payable by the registrant in connection with the issuance and distribution of the securities covered by this registration statement, other than underwriters discounts and commissions, are as follows (all amounts are estimates):

Securities and Exchange Commission registration fee	*
Rating agency fees	$815,000

Trustee and/or transfer agency fees and expenses	15,000

Blue sky fees and expenses (including counsel fees)	15,000

Accounting fees and expenses	25,000

Legal fees and expenses	60,000

Printing, EDGAR formatting and engraving fees and mailing expenses	45,000

Miscellaneous	50,000

Total	$1,025,000

*	The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r).

Item 15.	Indemnification of Directors and Officers.

Smith is a Delaware corporation. Reference is made to Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”), which enables a corporation in its original certificate of incorporation or an amendment to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

•	for any transaction from which a director derived an improper personal benefit.

Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred. The indemnification permitted under the DGCL is not exclusive, and a corporation is empowered to purchase and maintain insurance against liabilities, whether or not indemnification would be permitted by statute.

Smith’s restated certificate of incorporation provides that, to the fullest extent permitted by the laws of the State of Delaware, as the same may be amended, a director of Smith shall not be personally liable to Smith or its stockholders for monetary damages for breach of any fiduciary duty as a director. Smith’s restated certificate of incorporation and amended and restated bylaws provide for indemnification of its directors and officers to the fullest extent currently permitted by the DGCL. In addition, Smith maintains liability insurance for its directors and officers.

The above discussion of Smith’s restated certificate of incorporation and amended and restated bylaws and of Sections 102(b)(7) and 145 of the General Corporation Law of the State of Delaware is not intended to be exhaustive and is qualified in its entirety by such restated certificate of incorporation, amended and restated bylaws and statutes. In addition, Smith maintains liability insurance for its officers and directors.

Item 16.	Exhibits.

Exhibit
No.		Description

1	.1+	Form of Underwriting Agreement for Common Stock.
1	.2+	Form of Underwriting Agreement for Debt Securities.
4.1		Form of Indenture between Smith International, Inc. and The Bank of New York, as Trustee. Filed as Exhibit 4.1 to Smith’s Registration Statement on Form S-3 dated August 22, 1997 and incorporated herein by reference.
4.2		Restated Certificate of Incorporation of Smith as amended June 4, 2008. Filed as Exhibit 3.1 to Smith’s report on Form 10-Q for the quarter ended June 30, 2008 and incorporated herein by reference.
4.3		Amended and Restated Bylaws of Smith. Filed as Exhibit 3.1 to Smith’s report on Form 8-K dated April 29, 2008 and incorporated herein by reference.
4.4		Rights Agreement, dated as of June 8, 2000, between Smith and Equiserve Trust Company, N.A. (formerly First Chicago Trust Company of New York), as Rights Agent. Filed as Exhibit 4.1 to Smith’s Registration Statement on Form 8-A dated June 15, 2000 and incorporated herein by reference.
4.5		Amendment to Rights Agreement dated June 8, 2000, by and among Smith and Equiserve Trust Company, N.A. (formerly First Chicago Trust Company of New York) and effective as of October 1, 2001. Filed as Exhibit 4.1 to Smith’s report on Form 10-Q for the quarter ended September 30, 2001 and incorporated herein by reference.
4.6		Amendment No. 2 to Rights Agreement by and among Smith and EquiServe Trust Company, N.A. and effective as of December 31, 2002. Filed as Exhibit 4.3 to Smith’s report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference.
4.7		Form of Common Stock Certificate. Filed as Exhibit 4.2 to Smith’s Registration Statement on Form 8 dated August 23, 1991 and incorporated herein by reference.
4	.8+	Form of Debt Securities.
5	.1*	Opinion of Gardere Wynne Sewell LLP as to legality of the securities registered hereby.
12	.1*	Computation of Ratio of Earnings to Fixed Charges of the registrant.
23	.1*	Consent of Independent Registered Public Accounting Firm.
23	.2*	Consent of Gardere Wynne Sewell LLP (set forth in the opinion filed as Exhibit 5.1).
24	.1*	Powers of attorney (set forth on the signature page hereof).
25	.1*	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee on Form T-1.

+	To be filed by a post-effective amendment or as an exhibit to a Current Report on Form 8-K, where applicable.

*	Filed herewith.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 23rd day of September, 2008.

SMITH INTERNATIONAL, INC.

By:	/s/ Doug Rock
Name:     Doug Rock

Title:	Chairman of the Board, Chief Executive Officer, President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Doug Rock, Margaret K. Dorman, and Richard E. Chandler, Jr., and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement the registrant may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act to register additional securities in connection with this Registration Statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Doug Rock Doug Rock	Chairman of the Board, Chief Executive Officer, President and Chief Operating Officer (principal executive officer)	September 23, 2008

/s/ Margaret K. Dorman Margaret K. Dorman	Executive Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)	September 23, 2008

/s/ John Yearwood John Yearwood	Executive Vice President and Director	September 23, 2008

/s/ Loren K. Carroll Loren K. Carroll	Director	September 23, 2008

Signature	Title	Date

/s/ Dod A. Fraser Dod A. Fraser	Director	September 23, 2008

/s/ James R. Gibbs James R. Gibbs	Director	September 23, 2008

/s/ Robert Kelley Robert Kelley	Director	September 23, 2008

/s/ Luiz Rodolfo Landim Machado Luiz Rodolfo Landim Machado	Director	September 23, 2008

EXHIBIT INDEX

Exhibit
No.		Description

1	.1+	Form of Underwriting Agreement for Common Stock.
1	.2+	Form of Underwriting Agreement for Debt Securities.
4.1		Form of Indenture between Smith International, Inc. and The Bank of New York, as Trustee. Filed as Exhibit 4.1 to Smith’s Registration Statement on Form S-3 dated August 22, 1997 and incorporated herein by reference.
4.2		Restated Certificate of Incorporation of Smith as amended June 4, 2008. Filed as Exhibit 3.1 to Smith’s report on Form 10-Q for the quarter ended June 30, 2008 and incorporated herein by reference.
4.3		Amended and Restated Bylaws of Smith. Filed as Exhibit 3.1 to Smith’s report on Form 8-K dated April 29, 2008 and incorporated herein by reference.
4.4		Rights Agreement, dated as of June 8, 2000, between Smith and Equiserve Trust Company, N.A. (formerly First Chicago Trust Company of New York), as Rights Agent. Filed as Exhibit 4.1 to Smith’s Registration Statement on Form 8-A dated June 15, 2000 and incorporated herein by reference.
4.5		Amendment to Rights Agreement dated June 8, 2000, by and among Smith and Equiserve Trust Company, N.A. (formerly First Chicago Trust Company of New York) and effective as of October 1, 2001. Filed as Exhibit 4.1 to Smith’s report on Form 10-Q for the quarter ended September 30, 2001 and incorporated herein by reference.
4.6		Amendment No. 2 to Rights Agreement by and among Smith and EquiServe Trust Company, N.A. and effective as of December 31, 2002. Filed as Exhibit 4.3 to Smith’s report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference.
4.7		Form of Common Stock Certificate. Filed as Exhibit 4.2 to Smith’s Registration Statement on Form 8 dated August 23, 1991 and incorporated herein by reference.
4	.8+	Form of Debt Securities.
5	.1*	Opinion of Gardere Wynne Sewell LLP as to legality of the securities registered hereby.
12	.1*	Computation of Ratio of Earnings to Fixed Charges of the registrant.
23	.1*	Consent of Independent Registered Public Accounting Firm.
23	.2*	Consent of Gardere Wynne Sewell LLP (set forth in the opinion filed as Exhibit 5.1).
24	.1*	Powers of attorney (set forth on the signature page hereof).
25	.1*	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee on Form T-1.

+	To be filed by a post-effective amendment or as an exhibit to a Current Report on Form 8-K, where applicable.

*	Filed herewith.